Exhibit 10.3

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [***]

REAL ESTATE PURCHASE CONTRACT

THIS CONTRACT is made and executed as of the 3rd day of May, 2005, by and between BK PROPERTIES, LLC, a Missouri limited liability company (“Buyer”), and GOLD BANK, a Kansas corporation (“Seller”).

For and in consideration of mutual covenants, Buyer and Seller hereby agree as follows:

SECTION 1. THE PROPERTY.

For the price and upon and subject to the terms, conditions and provisions herein set forth, Seller shall sell and convey to Buyer and Buyer shall purchase from Seller the following property (collectively, the “Property”):

(a) The land in the City of Kansas City, Missouri, located at 800 W. 47th Street described in Exhibit A attached hereto and incorporated herein by reference (the “Land”);

(b) The buildings, structures and improvements, located on the Land (the “Improvements”);

(c) All right, title and interest of Seller now owned or acquired by Seller prior to the Closing Date in and to (i) all public and private streets, roads, avenues, alleys and passageways, opened or proposed, in front of or abutting the Land, (ii) any award made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway, and (iii) any strips or gores of land adjoining the Land; and

(d) All and singular the estates, rights, privileges, easements and appurtenances belonging or in any way appertaining to the Land and the Improvements, including any parking rights to fifty (50) parking spaces located in the parking garage adjacent to the premises currently leased pursuant to that certain lease (the “Lease”), by and between [***] and Seller, dated December 3, 2003, and any rights relating to the drive-through bank facility, if any.

It is understood by the parties hereto that this Contract is conditioned upon Seller entering into a Real Estate Purchase Contract between [***] and Seller, pursuant to Seller’s option to purchase the Property under the Lease.

SECTION 2. EARNEST MONEY AND PURCHASE PRICE.

A. Deposit. Buyer shall within three (3) days after execution and delivery of this Agreement, deposit with Assured Quality Title Company, 1001 Walnut Street, Kansas City, Missouri 64106 (the “Title Company”), the sum of $50,000 as an earnest money deposit, which the Title Company shall collect and deposit in a fully insured, interest-bearing account. Such sum, together with all interest earned thereon, is herein called the “Deposit”.

B. Purchase Price. The purchase price for the Property (“Purchase Price”) shall be Twelve Million Three Hundred Sixty Thousand and NO/100 Dollars ($12,360,000). On the Closing Date the Deposit shall be paid to Seller as part of the Purchase Price, and Buyer shall pay the balance of the Purchase Price, adjusted as herein provided, by a federal wire transfer of funds.

SECTION 3. DEED.

On the Closing Date, Seller shall sell and convey to Buyer good and marketable title to the Land and Improvements (“Real Property”) by special warranty deed in the form reasonably prescribed by Buyer (the “Deed”), subject to all matters of record (other than deeds of trust) and such facts as would be disclosed by an accurate survey (the “Permitted Exceptions”). Title to the Real Property as aforesaid shall be insured by the Title Company as provided in Section 5. The Property shall be sold “as is, where is” without any warranties or representations as to the physical condition of the Property.

SECTION 4. SURVEY.

Seller, at its sole cost and expense, shall within ten (10) days from exercise of Seller’s option with its landlord, deliver to Buyer any existing survey of the Property. Buyer shall be responsible, at its expense, for updating the survey if it elects or is required to do so by the Title Company. The survey as and if updated is hereinafter (the “Survey”).

SECTION 5. TITLE INSURANCE.

A. Commitment and Title Policy. Seller shall, at Seller’s sole expense, provided that Buyer shall pay any Title Company charge in excess of normal market rates within the Kansas City metropolitan area (except with respect to the endorsements), within ten (10) days from the exercise of Seller’s option with its landlord, obtain and deliver to Buyer and to the surveyor a title insurance commitment (the “Commitment”) issued by the Title Company, pursuant to which the Title Company shall agree to issue to Buyer, at Seller’s sole expense, an owner’s policy of title insurance (the “Title Policy”) acceptable to Buyer (except that the standard exceptions relating to survey matters, rights of parties in possession, mechanic’s liens, easements or claims of easements not of record, and taxes and assessments not shown by the public records, shall be eliminated), in the amount of the Purchase Price, insuring marketable fee simple title to the Real Property in Buyer upon recording of the Deed, subject only to the Permitted Exceptions and no other matters. Seller shall cause the Title Company to deliver to Buyer, with the Commitment, complete and legible copies of all exception documents listed in the Commitment. The Title Policy shall include:

(1) The following endorsements, all of which shall be in form and substance satisfactory to Buyer in its sole discretion and shall be issued at Buyer’s expense:

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(a) An access endorsement insuring that the Land has direct access to Madison Avenue;

(b) A legal description endorsement insuring that the legal description of the Land in Schedule A of the Title Policy is accurate and correctly describes the land shown on the Survey;

(c) A survey endorsement insuring that the land described in the Title Policy is the same as the land described and depicted in the Survey; that the Survey accurately depicts the insured land and improvements thereon and all easements and rights-of-way to which said land is subject, shows the proper dimensions of the boundaries of said land and said easements and rights-of-way, and correctly reflects the absence of any encroachments or easements not expressly set forth in the Title Policy; and that the foundations of the Buildings are within the lot lines and applicable set-back lines;

(d) A tax lot endorsement affirmatively insuring that the Land consists of one or more separate tax lots and is assessed separately from all other property;

(e) Such other endorsements as Buyer may request after receipt of the Survey, the Commitment and legible copies of all of the exception documents.

B. Seller’s Title Documents. Seller shall, at Seller’s sole expense, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Title Company, on or before the Closing Date, such affidavits and other documents as the Title Company shall customarily require in Missouri as a condition to issuance of the Title Policy in the form herein provided (collectively, "Seller’s Title Documents").

SECTION 6. TITLE AND SURVEY DEFECTS.

A. Seller’s Obligation to Cure. If the Survey or the Commitment, as initially issued or as redated to the Closing Date, shall disclose exceptions other than the Permitted Exceptions, or, if any title or survey matter is otherwise unacceptable to Buyer, Buyer shall notify Seller in writing prior to the expiration of the Investigation Review Period. Seller shall attempt to remove such exceptions or title or survey matters as are susceptible of being removed or to otherwise cure such matters prior to the Closing Date, provided, however that Seller shall not be obligated to expend any funds in connection therewith, except for monetary liens or encumbrances for ascertainable amounts which have been created or assumed by Seller. Title or survey matters shall be considered as removed or cured. if Seller secures the agreement of the Title Company to issue the Title Policy to Buyer as herein provided without making exception for the same.

B. Buyer’s Remedies for Failure to Cure. If Seller does not so remove or cure such exceptions or title matters as Seller is obligated to cure pursuant to Section 6A above, then Buyer shall have the option, as its sole remedy hereunder, of either (1) completing this transaction and accepting such title as Seller is able to convey, without reduction of the Purchase Price (unless such exceptions or matters are liens or encumbrances for ascertainable amounts, in which event the amounts thereof shall be deducted from the Purchase Price), or (2) terminating this Contract, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other hereunder; PROVIDED, HOWEVER, that no such waiver or termination of this Contract shall diminish Buyer’s rights or remedies in the event Seller has (i) willfully refused to execute and deliver any documents or instruments required by this paragraph, by paragraph B of Section 5 of this Contract or by any other provision of this Contract, or (ii) otherwise breached or defaulted in its obligations hereunder.

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SECTION 7. INVESTIGATION BY BUYER.

A. Due Diligence Material. Within five (5) days after exercise by Seller of its option to purchase, Seller shall furnish to Buyer all documents, records and information in Seller’s possession or available to Seller relating to the Property referenced in Exhibit “B” attached hereto and incorporated herein by reference (collectively, “Due Diligence Material”). Buyer shall maintain the confidentiality of all Due Diligence Material during its investigation except with respect to disclosures to its professional advisers and inspectors.

B. Investigation by Buyer. Buyer and its agents and designees shall have the right, at reasonable times and upon reasonable notice to Seller during the period beginning with the Effective Date and ending on June 24, 2005 (the “Investigation Review Period”), to go upon the Property for the purpose of inspecting the same and making such tests, studies, investigations, inquiries, projections and examinations (the “Investigations”) as Buyer shall deem necessary; provided, however, Buyer’s access to the Property shall be subject to the rights of tenants, shall be during normal business hours and shall not interfere with the operation of the Property as an office building. Buyer and Seller shall confirm in writing the date upon which Buyer received the last to be received of the Due Diligence Material. Upon completion of such Investigations, Buyer shall, at its sole expense, cause the Property to be restored to substantially the same condition it was in prior to such entry, and shall indemnify and hold Seller harmless of and from all claims for bodily injury or property damage which may be asserted against Seller by reason of the activities of Buyer or its agents and designees during the Investigations. Notwithstanding anything contained in this Contract to the contrary, the foregoing Covenant shall survive the closing hereunder and the termination or expiration of this Contract.

C. Termination by Buyer. Buyer may, in Buyer’s sole and absolute discretion, terminate this Contract for any reason, whether or not related to the condition of the Property, by written notice thereof to Seller on or before 12:00 p.m. on the date of expiration of the Investigation Review Period. If Buyer so elects to terminate this Contract, neither party shall have any further obligations or liability under this Contract after the date of such notice and the Deposit shall be returned to Buyer. If Buyer does not so elect to terminate this Contract, Buyer shall be irrevocably committed to waive all conditions precedent and to close the transaction contemplated herein in accordance with the terms of this Contract.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer the following as of the date hereof and as of the Closing Date:

A. Consents. That Seller has obtained all consents and permissions related to the transactions contemplated by this Contract and all agreements, instruments and documents herein provided to be executed or caused to be executed by Seller (“Other Agreements”) which are required under any covenant, agreement, encumbrance, law or regulation to which Seller, any assets of Seller or the Property (or any part thereof) are subject.

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B. Liens. That Seller will keep the Property free and clear of all liens, claims and demands, including mechanic’s liens, in connection with work performed on the Property or any part thereof by Seller and materials provided in connection with such work, where such work was performed or contracted for or such materials were provided or contracted for on or before the Closing Date by Seller, and in the event of the filing of any such lien, Seller shall promptly and with due diligence (and in all events prior to the earlier of thirty (30) days after the notice of filing of the same or 10 days prior to the commencement of any foreclosure or other enforcement proceeding with respect thereto) secure the release of the same by bonding or otherwise cause the Title Company to insure over the same under the Title Policy.

C. Management. That to and including the Closing Date the Property will be managed in accordance with prudent management standards.

D. Status of Seller. That this Contract and the Other Agreements are duly authorized, executed and delivered by and binding upon Seller; that Seller has the capacity and authority to enter into this Contract and the Other Agreements to be executed by Seller and to consummate the transactions herein and therein contemplated, and nothing prohibits or restricts the right or ability of Seller to close the transactions contemplated herein and in the Other Agreements and to carry out the terms hereof and thereof; and that neither this Contract nor any of the Other Agreements, nor anything provided in or contemplated by this Contract or any of the Other Agreements, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration of maturity of, any mortgage, contract, agreement, lease, easement, right or interest affecting or relating to Seller, any assets of Seller or the Property.

E. Litigation; Condemnation. That there are no actions, suits or proceedings pending, or to the best knowledge of Seller, threatened, before or by any judicial body or any governmental authority, against or affecting Seller or the Property; and that to the best knowledge of Seller, there is no existing, proposed or contemplated eminent domain or similar proceeding which would affect the Real Property in any way whatsoever.

F. FIRPTA. That Seller is not a “foreign corporation”, “foreign partnership” or “foreign estate” as those terms are defined in the Internal Revenue Code of 2086, as amended, and that Seller will furnish to Buyer such further assurances with respect to this representation and warranty as Buyer shall reasonably request.

G. LEASES. Seller shall not enter into any new Leases or other agreements affecting the Property without Buyer’s prior written consent, provided that the foregoing shall not apply to the Lease to be entered into between Seller and Buyer as described in Section 14(A)(2)(n). Buyer will not unreasonably delay its approval after receipt of information about lease terms and conditions, full credit information about the proposed tenant, and validation that the lease is in conformance with market rents for the proposed project.

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H. Seller’s Contract. Seller is simultaneously entering into a contract with the current owner of the Property to purchase the Property (the "Seller’s Contract"), and Seller hereby agrees not to terminate the Seller’s Contract without prior written notice to Buyer.

Notwithstanding anything contained in the Contract to the contrary, the representations and warranties contained in this Section 8 shall survive the Closing for a period of one (1) year, and unless legal action is filed against Seller prior to the expiration of such one (1) year period, Seller’s liability with respect thereto shall terminate.

SECTION 9. TAXES AND ASSESSMENTS.

Seller shall pay all real estate taxes and current installments of assessments, of whatever kind, accruing against the Property prior to the year in which the Closing occurs. All real estate taxes, sewer rents and taxes, current installments of assessments and charges, or any other governmental tax or charge, levied or assessed against the Property for the year in which the Closing occurs (irrespective of when such taxes, assessments and charges are due and payable), including, without limitation, that year’s installment (both principal and interest) of any special assessments which are encumbrances permitted hereunder and which are due and payable in the year in which the Closing occurs, shall be prorated between Buyer and Seller as of the Closing Date based upon the latest available information. In the event such prorations are based upon estimates or information for the current year is not available, then the parties shall make equitable adjustments post closing as soon as the current actual information becomes available.

SECTION 10. CLOSING COSTS.

A. Seller’s Costs. Seller shall pay the cost of (1) all federal, state and local documentary stamps and transfer, sales and other taxes relating to the sale and conveyance of the Property, if any, (2) recording all instruments to be recorded in connection with such sale and conveyance, (3) the Commitment and Title Policy, excluding endorsements, (4) Seller’s Title Documents, (5) one-half the Title Company’s fee for acting as escrow agent in connection with this transaction (“Escrow Fee”), if any, (6) all other certificates, instruments and documents which Seller is required to deliver or cause to be delivered, (7) without limitation, performance by Seller of all of its obligations hereunder, including any prepayment penalties required to discharge any existing encumbrance on the Property, and (8) its legal fees and expenses.

B. Buyer’s Costs. Buyer shall pay the cost of (1) one-half the Escrow Fee, if any, (2) The Phase I Environmental Report, (3) the update of any survey, (4) the endorsements to the Title Policy, (5) all certificates, instruments and documents which Buyer is required to deliver or cause to be delivered, (6) without limitation, performance by Buyer of all of its obligations hereunder, (7) its legal fees and expenses and (8) any other closing costs.

C. Closing Adjustments. The following adjustments shall be made at the Closing:

(i) Taxes and assessments as set forth in Section 9 of this Contract.

(ii) A proration of the collected rents (including, without limitation, payments or reimbursements for operating expenses, common area costs, insurance and real estate and personal property taxes), vending machine revenues (if any), utilities, and all other income and operating expenses relating to the Property shall be made between Seller and Buyer as of the Closing Date, with Seller being responsible for the expenses and entitled to the revenues accrued or applicable to the period before the Closing Date, and Buyer being responsible for the expenses and entitled to the revenues accrued or applicable to the period on or after the Closing Date.

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(iii) If at any time any of the amounts to be apportioned under this Section 10 C hereof cannot be calculated with complete precision because the amount or amounts of one or more items included in such calculation are not then known, such calculations shall be made on the basis of a reasonable estimate by Seller and Buyer of the amount or amounts of the item or items in question, based upon the previous amounts paid therefore with respect to the Property, if any; provided, however, the real estate tax proration shall not be adjusted after the Closing Date to account for any difference between the 2004 real estate taxes and the 2005 real estate taxes.

(iv) With respect to any rents (including without limitation reimbursement obligations for operating expenses, common area costs, insurance, or real estate and personal property taxes) for any given tenant, due but not paid as of the Closing Date or becoming due after the Closing Date but pertaining to the period before the Closing Date (collectively, Seller’s Tenant Reimbursements”), Buyer shall forward any such amounts received by Buyer directly to Seller, but all rent, including such reimbursement obligations, paid after the Closing Date, by or for any given tenant shall be credited first to amounts payable by said tenant with respect to the period on and after the Closing Date. The parties further agree with respect to Seller’s Tenant Reimbursements as follows:

(a) Schedule 10C attached hereto and incorporated herein contains a summary of Seller’s Tenant Reimbursements incurred during the 2004 calendar year and being billed to tenants during the 12-month period ending in February, 2006. Notwithstanding anything seemingly to the contrary herein, Buyer shall pay at the Closing the full amount of its share (as tenant under the Lease) of Seller’s Tenant Reimbursement for the 2004 calendar year.

(b) Buyer shall use commercially reasonable efforts to collect Seller’s Tenant Reimbursements, which efforts shall not include any obligation of Buyer to file suit or engage third parties to collect such amounts. The Assignment of Leases delivered to Buyer at the Closing shall reserve the right of Seller to collect Seller’s Tenant Reimbursements from tenants who fail to pay the same, but Seller shall not be permitted to terminate leases or evict tenants.

(c) The parties hereby agree to cooperate with each other and to exchange information necessary for Buyer to bill tenants for operating expense escalations for the 2005 calendar year and to prorate such amounts, if any, between Buyer and Seller. Once such proration is determined, Seller’s portion shall constitute Seller’s Tenant Reimbursements subject to the terms of this Section 10 C(iv).

(v) Seller shall pay to Buyer the amount of all damage, escrow or security deposits collected or received by Seller with respect to any tenants of the Property, which must be repaid to any such tenants pursuant to any leases or any applicable statute, without deduction or set off.

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SECTION 11. CONDEMNATION.

If, prior to the Closing Date, all or any part of the Property shall be condemned by governmental or other lawful authority, Buyer shall have the option of either (a) completing this transaction, in which event (i) there shall be no reduction of the Purchase Price, (ii) Seller shall have no duty to repair or restore, (iii) Seller shall pay to Buyer all condemnation proceeds received by Seller with respect to such condemnation, (iv) Seller shall assign to Buyer all rights of Seller in and to such condemnation proceeds, and (v) Seller shall furnish to Buyer such documents, cooperation and assistance as Buyer requires to enforce the rights of Seller with respect thereto; or (b) canceling this Contract, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other hereunder.

SECTION 12. CERTIFICATES AND OTHER ASSURANCES.

Seller shall furnish the following to Buyer on or before the Closing Date:

A. Estoppel Certificates. Estoppel certificates executed and acknowledged by all parties to existing easement agreements, leases, operating agreements, declarations and other agreements relating to the Property designated by Buyer, all of which shall be in form and substance satisfactory to Buyer and its lender. The form of estoppel for tenants is attached hereto as Exhibit C. Notwithstanding the foregoing, Buyer’s sole right and remedy for the failure of Seller to obtain any such estoppel certificate shall be to terminate this Contract during the Investigation Review Period.

B. Closing Certificate. A certificate of Seller, dated as of the Closing Date, confirming (without exception or qualification) that (1) Seller is in full compliance with all of its obligations under this Contract, and (2) all of the representations and warranties of Seller contained in this Contract are true and correct as of the Closing Date as if made on and as of the Closing Date.

C. Further Instruments and Assurances. Such other and further documents, instruments, certificates and assurances as shall be reasonably required to consummate the transactions contemplated by this Contract.

SECTION 13. CONDITIONS PRECEDENT.

This Contract and all obligations of Buyer hereunder are expressly conditioned on the following conditions precedent being in effect or complied with on and as of the Closing Date, and Seller covenants that it will use its reasonable efforts to cause such conditions to be in effect or complied with on such date:

A. Condition of Title. The Commitment, as redated to the Closing Date, shall not disclose any new exceptions to title except the Permitted Exceptions and the Title Company shall be prepared to issue the Title Policy to Buyer in the form required by Section 5 immediately upon recording of the Deed.

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B. Environmental Notices. Seller shall not have received any Environmental Notices since the expiration of the Investigation Review Period.

C. Condition of Property. The Property and each part thereof shall be in the same condition and repair, subject to normal wear and tear as existed at the expiration of the Investigation Review Period. Immediately prior to Closing, Buyer shall have the right to make such inspections of the Property or any part thereof as Buyer may deem desirable, for the express purpose of determining if this condition has been satisfied.

D. No Default. Seller shall not be in default in respect of any of its material obligations under this Contract.

E. Actions Against Seller. There shall be no action, suit or other proceeding pending against Seller which would interfere with Seller’s ability to execute this Contract or to carry out Seller’s obligations hereunder, and no action, suit or other proceeding shall be pending or threatened against Seller before any court or governmental agency (including any such action, suit or proceeding pending or threatened at the date of this Contract) which presents a risk of the imposition of any liability on Buyer, whether for damages, rescission, injunctive relief, contempt or otherwise, if the purchase of the Property pursuant to this Contract is closed.

F. Seller’s Representations and Warranties. Seller’s representations and warranties set forth in Section 8 shall remain true and correct in all material respects.

G. Deliveries by Seller. Seller shall have executed and delivered or caused to be executed and delivered to Buyer and/or the Title Company, as herein provided, all documents, instruments and information required to be delivered by Seller as herein provided.

H. Other Obligations of Seller. Seller shall have complied with all of its other obligations under this Contract.

If any one or more of the conditions precedent hereinabove set forth shall not be in effect or complied with on the Closing Date, Buyer shall have the option, as its sole remedy, of either (a) waiving compliance with any one or more of said conditions precedent and closing this transaction, or (b) canceling this Contract, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other hereunder. Buyer may at any time and from time to time, at Buyer’s election, waive anyone or more of the foregoing conditions precedent, but any such waiver shall be effective only if contained in a writing signed by Buyer. No such waiver shall diminish Buyer’s rights or remedies in the event (i) this transaction does not close and Seller has willfully (x) refused to execute and deliver the documents required hereunder to close the transaction contemplated hereby, or (y) taken any action which renders impossible the satisfaction of any such condition by the Closing Date, or (z) otherwise breached or defaulted in its material obligations hereunder, or (ii) this transaction closes and Seller breaches or defaults in any of its obligations to be performed after the Closing Date. If for any reason any item required to be delivered to Buyer or the Title Company hereunder shall not be delivered when required, Seller shall nevertheless remain obligated to deliver the same to Buyer or the Title Company, and nothing (including the closing of the transaction contemplated hereunder) except a specific written waiver shall be deemed a waiver of any such requirement.

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Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [***]

Notwithstanding any other provision of this Contract to the contrary, if the transaction fails to close for any reason, Seller shall have the right to terminate this Contract for failure of a condition precedent. This Contract shall be contingent upon the closing of the purchase of the Property by Seller from [***], provided Seller shall not default under the terms of its Contract to purchase the Property and shall comply with its obligations and notice requirements thereunder, so long as Buyer is not in default hereunder.

SECTION 14. CLOSING.

A. Closing Date. Provided all conditions to closing set forth in this Contract have been satisfied or waived by Buyer and Seller, and this Contract has not been terminated by either party in accordance with provisions herein set forth, the transaction contemplated herein shall be closed July 8, 2005 or such other date as is mutually agreeable to Seller and Buyer. Such date for the closing of title is herein called the “Closing Date” or such occurrence is called the “Closing” or “closing”.

B. Closing Procedure. The transaction contemplated herein shall be closed in escrow through the Title Company in accordance with the following procedure:

(1) Closing Statements. Not less than three (3) days prior to the Closing Date, Seller shall prepare and deliver to Buyer a preliminary closing statement for each party, showing all amounts due from each party, including all closing costs and expenses computed as set forth in this Contract. Such closing statement shall be subject to Buyer’s review and approval.

(2) Delivery of Documents by Seller. On or before the Closing Date, Seller shall deliver or cause to be delivered to the Title Company the following, all of which documents shall be duly executed and, if required, acknowledged and otherwise in proper form for recording:

(a) Payoff letters of all mortgages, deeds of trust and other financing instruments affecting the Property, sufficient to delete same from Buyer’s and Buyer’s lender’s title policies.

(b) The Deed.

(c) Seller’s Affidavit. A customary Seller’s Affidavit in the form reasonably required by the Title Company.

(d) Authority Documents. Evidence reasonably satisfactory to the Title Company of Seller’s authority to consummate the sale contemplated herein and of its due organization, existence and good standing.

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(e) Such other documents, instruments, certificates and assurances as shall be required by the provisions of this Contract, including estoppel certificates and the closing certificate, subordination, nondisturbance and attornment agreements from tenants if required by Buyer’s lender, subject to the terms of any such tenant leases (Buyer acknowledging that Seller is not required to compel execution of any of such items by tenants if the terms of their respective leases do not require such execution).

(f) Seller’s closing statement.

(g) Such escrow instructions to the Title Company as Seller shall desire, which shall not be inconsistent with the provisions of this Contract (“Seller’s Instructions”).

(h) Bill of Sale conveying the items of personal property set forth on Exhibit D in form reasonably acceptable to Buyer.

(i) Assignment of Leases reasonably acceptable to Buyer.

(j) Assignment and Assumption of any Service Contracts reasonably acceptable to Buyer.

(k) Original tenant leases, tenant correspondence, tenant construction documents, building plans and specifications, vendor contracts and originals of all Due Diligence Material.

(l) FIRPTA Certificate.

(m) Tenant Notices. Notice from Seller to the tenants of the Property of the sale of the Property to Buyer in form reasonably acceptable to Buyer.

(n) Lease, in the form attached hereto as Exhibit “E”, between Seller, as Tenant, and Buyer, as Landlord.

(3) Deliveries by Buyer. On or before the Closing Date, Buyer shall deliver or cause to be delivered to the Title Company the following, all of which documents shall be duly executed and, if required, acknowledged and otherwise in proper form for recording:

(a) By federal wire transfer of funds to the Title Company’s escrow account, an amount equal to (i) the balance of the Purchase Price due at closing, adjusted as herein provided, plus (ii) the aggregate amount of closing costs for which Buyer is responsible as provided herein, all as shown on Buyer’s closing statement.

(b) Such instruments and documents relating to the organization, existence and authority of Buyer as the Title Company shall require.

(c) Buyer’s closing statement.

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(d) Such escrow instructions to the Title Company as Buyer shall desire, which shall not be inconsistent with the provisions of this Contract (“Buyer’s Instructions”).

(e) Lease, in the form attached hereto as Exhibit "E", between Seller, as Tenant, and Buyer, as Landlord.

(4) Closing Effected. The parties shall obtain the advice of the Title Company as to whether it is in a position to (a) cause the Deed to be immediately recorded in the real estate records, and (b) immediately issue the Title Policy to Buyer. If the Title Company shall advise affirmatively on the foregoing matters, then the parties shall instruct the Title Company to proceed to close the escrow in accordance with Seller’s Instructions and Buyer’s Instructions.

SECTION 15. POSSESSION.

Exclusive possession of the Property (subject to the Permitted Exceptions and tenant leases and the Lease between Seller and Buyer) shall be delivered to Buyer on the Closing Date.

SECTION 16. ACCESS BY BUYER.

Buyer and its agents and designees shall have the right, at reasonable times and upon reasonable notice to Seller, to go upon the Property for the purpose of inspecting the same and making such tests, inquiries and examinations as Buyer shall deem necessary.

SECTION 17. BROKERAGE.

A. Seller hereby represents and warrants that it has not engaged the services of any real estate agent, broker or firm in connection with the Property or this real estate transaction. Seller hereby agrees to defend, indemnify and hold Buyer harmless from any and all loss, cost or expense from any claim for real estate commission made by any agent, broker or firm whose services were in any way engaged by Seller in connection with the Property or this transaction.

B. Buyer hereby represents and warrants that it has not engaged the services of any real estate agent, broker or firm in connection with the Property or this real estate transaction except Block & Company, to which Buyer shall pay a commission pursuant to separate agreement. Buyer hereby agrees to defend, indemnify and hold Seller harmless from any and all loss, cost or expense from any claim :for real estate commission made by any agent, broker or firm engaged by Buyer in connection with the Property or this transaction.

SECTION 18. DEFAULT.

A. If Seller has performed its obligations under this Contract, and if at any time Buyer defaults in performing its obligations under this Contract, then in such event Seller shall give Buyer written notice of the default (sending a copy of the notice to Title Company). If the default is not cured by Buyer within twenty days of the date of the notice, Seller shall have the right to cancel this Contract and retain the Deposit as liquidated damages, which sum the parties agree is a reasonable sum, considering all the circumstances existing on the date of this Contract, including the relationship of the sum to the range of harm to Seller that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or inconvenient. Seller hereby expressly waives the remedy of specific performance and agrees that Seller’s sole remedy for Buyer’s default hereunder which results in termination of this Contract shall be liquidated damages as set forth herein.

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B. If Buyer has complied with all of its obligations under this Contract, and if at any time Seller defaults in the performance of its obligations under this Contract, then in such event Buyer shall give Seller written notice of the default (sending a copy of the notice to Title Company). If Seller does not cure the default within twenty days of the date of the notice, then the Deposit shall be returned to Buyer (unless Buyer seeks the remedy of specific performance) and Buyer shall have the right to pursue its legal remedies against Seller, including without limitation, the right of specific performance.

SECTION 19. SURVIVAL.

All warranties, representations, covenants, obligations and agreements contained in this Contract shall survive the closing hereunder and the transfer and conveyance of the Property and any and all performances hereunder. All warranties and representations shall be effective regardless of any investigation made or which could have been made.

SECTION 20. ATTORNEYS’ FEES.

If either party obtains a judgment against the other party by reason of a breach of this Contract, a reasonable attorneys’ fee as fixed by the court shall be included in such judgment.

SECTION 21. LEASING COMMISSIONS AND LEASING COSTS; "AS IS" SALE.

A. Seller shall be responsible for all leasing commissions and other leasing costs attributable to leases at the Property, and any renewals, extensions, or expansions thereof, due and payable prior to Closing. Buyer shall be responsible for all leasing commissions and other leasing costs attributable to leases at the Property and any renewals, extensions, or expansions thereof due and payable subsequent to Closing.

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B. BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, INCLUDING (1) ANY ASBESTOS FOUND IN CONNECTION WITH THE REMODELING OF BATHROOMS AND IN OTHER AREAS IN THE PROPERTY AND NOT PREVIOUSLY DISCLOSED IN THE 1997 ENVIRONMENTAL REPORT PREPARED BY ________________, (2) ANY ITEMS SET FORTH ON SCHEDULE 21(B) ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE, AND (3) ANY ITEMS DISCLOSED, DEPICTED AND/OR ENUMERATED ON THAT CERTAIN SURVEY, PREPARED BY GEORGE BUTLER ASSOCIATES, INC., DATED JUNE 20, 2005, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW), OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, EXCEPT AS SET FORTH IN SECTION 8 ABOVE. ADDITIONALLY NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF, BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING BUT NOT LIMITED TO ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION 21 SHALL SURVIVE THE CLOSING OR TERMINATION HEREOF.

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C. “Hazardous Materials” shall mean any substance which is or contains (i) any “hazardous substance” as now or hereafter defined in §101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C §6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (vii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

D. “Environmental Requirements” shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

SECTION 22. TIME.

Time is of the essence of this Contract.

SECTION 23. NOTICES.

All notices hereunder shall be sent by overnight delivery service or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Buyer:	BK Properties LLC 605 West 47th Street, Suite 100 Kansas City, Missouri 64112 Attention: Kenneth G. Block Telecopy No. 816-932-5598

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If to Seller:	Gold Bank 800 W. 47th Street Kansas City, Missouri 64112 Attn: John C. (Jack) Waters Telecopy No. 913-268-0772

Either party may designate a different address or addresses for itself by notice similarly given. Any notice given by registered or certified mail shall be deemed to have been given on the third day after the same is deposited in the mail, and any notice not so given shall be deemed to have been given upon receipt of the’ same by the party to whom the same is to be given.

SECTION 24. ENTIRE AGREEMENT.

This Contract and the Other Agreements contain the entire agreement with respect to the transactions contemplated herein and therein, and there are no other terms, conditions, promises, understandings, statements or representations, express or implied, concerning the same.

SECTION 25. GOVERNING LAW.

This Contract shall be governed by and construed in accordance with the laws of the State of Missouri.

SECTION 26. ASSIGNMENT.

Buyer may assign this Contract to any person or entity managed, controlled by or under common control of Buyer or Kenneth G. Block, without the prior written consent of Seller, but with two (2) business days notice to Seller; provided, however, that neither Buyer nor Seller shall not be released by reason of any such Assignment. Subject to the foregoing, this Contract shall be binding upon and shall inure to the benefit of the successors and assigns of the parties to this Contract.

SECTION 27. SELLER’S TAX-DEFERRED EXCHANGE.

Notwithstanding any terms in this Contract to the contrary, Seller shall have the right to exchange the Property to qualify as a tax-deferred exchange under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder. It is understood and agreed that Seller shall have the option, exercisable by giving notice to Buyer at any time prior to the Closing Date, of effecting a like-kind exchange of all or any portion of the Property by assigning (the “Assignment”) its rights in this Agreement to a qualified intermediary (the “Intermediary”) who shall contract with Seller to deliver to Seller in exchange therefor property or other consideration (“Exchange Property”), at such times as shall be designated in the contract between Seller and the Intermediary. Upon the Assignment, the Intermediary shall be substituted for Seller as the seller of the property. Buyer agrees to accept the Property and all other required performance from the Intermediary and to render its performance of all of its obligations to the Intermediary; provided, that Seller shall, at the Intermediary’s direction, nevertheless convey the Property to Buyer in accordance with (and as limited by) the terms of this Agreement. Buyer agrees that performance by the Intermediary will be treated as performance by the seller under this Agreement, and Seller agrees that Buyer’s performance to the Intermediary will be treated as performance to the seller under this Agreement. Buyer shall reasonably cooperate with Seller and execute such documents as are reasonably necessary for Seller to effect such exchange; provided, that the contemplated exchange shall not delay any of the time periods or other obligations of Seller hereunder, including, without limitation, those related to the Closing and the scheduled date for the same. Seller shall unconditionally guarantee the full and timely performance by the Intermediary of each and every one of the representations, warranties, indemnities, obligations and undertakings (collectively, the “Undertakings”) of the Intermediary hereunder. As guarantor, Seller shall be treated as a primary obligor with respect to the Undertakings, and, in the event of a breach of or claim with respect to an Undertaking, Buyer may proceed directly against Seller on this guarantee without the need to join the Intermediary as a party to any action against Seller. Seller unconditionally waives any defense that it might have as guarantor that it would not have if it had made or undertaken the Undertakings directly. In the event of the breach of any Undertaking by Seller or the Intermediary (whether such Undertaking is express or implied) or in the event of any claim upon any indemnity of Seller or the Intermediary, Buyer’s exclusive recourse shall be against Seller; Buyer shall have no recourse of any type against the Intermediary arising from this transaction. Seller hereby agrees to indemnify, defend and hold Buyer harmless of and from any and all liabilities, claims, demands and expenses of any kind or nature (including, without limitation, reasonable attorney’s fees) which it reasonably incurs or suffers as a result of or in connection with a like-kind exchange contemplated by this Section. Seller hereby acknowledges and agrees that Buyer neither warrants nor represents that an exchange of the Property for the Exchange Property will qualify for tax deferred exchange treatment pursuant to Section 1031 of the Internal Revenue Code of 1986 or otherwise.

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SECTION 28. BUYER’S EXCHANGE.

Likewise, Buyer shall have the right to exchange other property of like kind and qualifying use within the meaning of Section 1031 of the Code and the Treasury Regulations promulgated thereunder, for fee title in the Property (only the Real Property) which is the subject of this Contract. Buyer expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in Treasury Regulations section 1.1031(k)1(g)(4). Seller agrees to reasonably cooperate with Buyer with respect to any tax-deferred exchange pursuant to the provisions of Section 1031 of the Code and the Treasury Regulations thereunder, and agrees to execute any document necessary to effectuate such 1031 Exchange, provided that: (A) Seller incurs no additional cost or expense attributable to the exchange, including without limitation any attorney’s fees, deed excise taxes and recording fees; (B) Buyer agrees to indemnify and hold Seller harmless from and against all liability arising out of its cooperation in effectuating the exchange as requested by Buyer; (C) Seller shall have no personal liability with respect to the exchange; and (D) the date of Closing shall not be extended as a result thereof. Seller and Buyer further acknowledge that all agreements in connection with performing the Buyer’s exchange shall be prepared at Buyer’s expense by Buyer’s counsel.

SECTION 29. WAIVER OF JURY TRIAL.

EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CONTRACT OR THE OTHER AGREEMENTS.

SECTION 30. DATES OF CALENDAR.

If any period or date hereunder occurs on either a Saturday, Sunday or public holiday, then such period or date for performance shall be automatically extended until the next business day.

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IN WITNESS WHEREOF, the parties have executed this Contract as of the date first above written.

BUYER: BK PROPERTIES, LLC, a Missouri limited liability company
By:	/s/ Kenneth G. Block
Kenneth G. Block, as trustee of the Kenneth G. Block Trust dated January 11, 1991, as amended, Managing Member

SELLER: GOLD BANK, a Kansas corporation
By:	/s/ Roger M. Arwood
Name: Roger M. Arwood Title: Executive Vice President

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